UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 13, 2017 (November 7, 2017)

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.
(Exact name or registrant as specified in its charter)

Delaware	001-35007	20-5589597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20002 North 19th Avenue, Phoenix, Arizona		85027
(Address of Principal Executive Offices)		(Zip Code)

(602) 269-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 7, 2017, the Committee adjusted the compensation of the Company’s named executive officers.  After evaluating industry and peer competitors’ salary and compensation levels for the named executive officers, taking into account the increased responsibilities of the named executive officers, the size of the Company following the merger with Knight Transportation, Inc. (“Knight Transportation”), reviewing comparisons with industry and peer group competitors, and considering the Company’s relatively conservative approach to compensation, the Committee set the annual salaries for named executive officers, to be effective November 13, 2017.

On November 9, 2017, the Committee also granted to the named executive officers and other participants awards of performance based stock units (“PRSUs”) and restricted stock unit awards (“RSUs”) under the 2014 Omnibus Incentive Plan (the “Omnibus Plan”).

The PRSU awards are based on compensation targets established by the Committee, after taking into account competitive compensation factors, divided by the market value of the Company’s stock as of the grant date ($38.65).  The number of shares of Class A Common Stock issued to participants will vary based on the Company’s performance targets for a defined performance period against the objective performance metrics established by the Committee.  The performance period runs January 1, 2018, through December 31, 2020.  Performance targets are based on an equal weighting of (i) adjusted earnings per share compounded annual growth rate and (ii) Company’s operating ratio, which, if achieved, may result in the payment of up 200% of the target.  Results are multiplied by the total shareholder return (75% to 125%) relative to the total shareholder return of a peer group of truckload carriers and logistics companies, which may increase or decrease the award.  The awards vest and shares are deliverable to each participant on January 31, 2021.

In accordance with aligning equity grants with the Company’s long-term growth and revenue objectives, the Committee also authorized RSU awards under the Omnibus Plan.  The RSUs vest in three equal increments as follows:  34% on January 31, 2019; 33% on January 31, 2020; and 33% on January 31, 2021.  The number of shares of Class A Common Stock issued to grant recipients equals the compensation target divided by the price of the Company’s stock at the grant date ($38.65).

The following chart lists the adjusted compensation and equity awards granted to the Company’s named executive officers:

Name	Position	Annual Salary	PRSU Award (in Shares)	RSU Award (in Shares)
David A. Jackson	Chief Executive Officer	$ 725,000	23,286	15,524
Adam Miller	Chief Financial Officer	$ 450,000	8,538	5,692

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC.

Dated: November 13, 2017	/s/ Adam Miller
Adam Miller, Chief Financial Officer